EXHIBIT INDEX

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.      Consent of Independent Registered Public Accounting Firm.

13.1 IDS Life Insurance Company Power of Attorney to sign Amendments to this Registration Statement dated April 13, 2005.

13.2 IDS Life Insurance Company Power of Attorney to sign Amendments to this Registration Statement dated July 7, 2004.